                                                                    EXHIBIT 1(b)


                           WARRANT PURCHASE AGREEMENT


         This WARRANT PURCHASE AGREEMENT (this "Agreement") is entered into as of ____________, 1997 by and among ErgoBilt, Inc., a Texas corporation (the "Company"), Cruttenden Roth Incorporated, a California corporation ("CR"), and Principal Financial Securities, Inc., a Texas corporation ("Principal").

                                  WITNESSETH:

         WHEREAS, the Company and CR have entered into that certain Letter of Intent dated December 20, 1996 (the "Letter of Intent") pursuant to which CR proposes to organize and lead a group of underwriters for the purpose of purchasing from the Company an aggregate of 1,500,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") in a "firm commitment" underwriting (the "Offering"); and

         WHEREAS, the Company has entered into that certain Underwriting Agreement dated as of _____________, 1997 ("Underwriting Agreement") with CR and Principal as representatives ("Representatives") of the several underwriters named therein (collectively, the "Underwriters"), with respect to the Offering; and

         WHEREAS, pursuant to the Letter of Intent and as a condition to the performance of the Underwriters under the Underwriting Agreement, the Company has agreed to sell, and CR and Principal have agreed to purchase upon the closing of the Offering (the "Closing Date"), warrants to purchase the number of shares of Common Stock equal to 10% of the number of shares of Common Stock offered to the public by the underwriters ("Warrants"),

         NOW, THEREFORE, in consideration of the foregoing, the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, CR and Principal agree as follows:

                                   ARTICLE I

                                    WARRANTS

         SECTION 1.1. Issuance and Sale. In consideration of the payment by each of CR and Principal to the Company of Seventy-Five and No/100 Dollars ($75.00), receipt of which is hereby acknowledged, the Company hereby agrees to issue and sell to each of CR and Principal on the closing date of the Offering (the "Closing Date") Warrants to purchase 75,000 shares of Common Stock (the "Warrant Shares").

         SECTION 1.2. Warrant Exercise Price. Each Warrant shall be exercisable, subject to the provisions of this Agreement, to purchase one Warrant Share at an exercise price equal to [120% OF THE INITIAL OFFERING PRICE PER SHARE IN THE OFFERING] ("Warrant Exercise Price").

         SECTION 1.3. Exercise of Warrants. (a) The Warrants may be exercised in whole or in part at any time during the period commencing the first anniversary of the Closing Date and ending on the fifth anniversary of the Closing Date (the "Warrant Exercise Period"). The Warrants shall be exercised by presentation of a certificate substantially in the form of the warrant certificates attached as Exhibit A and Exhibit B hereto (each a "Warrant Certificate") evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed, to the Company at the offices of the Company as set forth on the signature page of this Agreement, together with payment of the aggregate Warrant Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America. Upon such presentation, the Company shall issue and cause to be delivered to or upon the written order of the registered holder or holders of such Warrants ("Registered Holders") and in such name or names as such Registered Holder may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of such Warrants. Any person so designated therein shall be deemed to have become a holder of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants; provided, that no Registered Holder will be permitted to designate that such Warrant Shares be issued to any person other than such Registered Holder unless each condition to transfer contained in
Section 1.7 hereof which would be applicable to a transfer of Warrants or Warrant Shares has been satisfied.

                 (b) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Warrant Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled.

                 (c) The Company shall not be required to issue fractional shares of any Common Stock upon exercise of any Warrants issued by it, but shall pay for any such fraction of a share an amount in cash equal to the value of such fractional share determined by the Company's board of directors in good faith.

                 (d) The Company will pay all stock or other transfer taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants issued by it; provided that each Registered Holder shall use its reasonable efforts to avoid any such tax on the issuance of Warrant Shares; and provided further that the Company shall not be required to pay any income tax or any other tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the Registered Holder of a Warrant Certificate surrendered upon the exercise of such a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 1.4. Adjustment of Warrant Exercise Price and Number of Warrant Shares Purchasable. The number of Warrant Shares purchasable upon the exercise of each Warrant is





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
subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 1.4. Any such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                 (a) In the event that the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in shares of its capital stock (whether shares of such Common Stock or of capital stock of any other class of the Company), (ii) split or subdivide the outstanding Common Stock or reclassify the Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) otherwise reclassify the Common Stock, the number of Warrant Shares purchasable upon an exercise of each Warrant after the time of the record date for such dividend or of the effective date of such split, subdivision, combination or reclassification shall be adjusted to equal kind and number of shares of Common Stock which a Registered Holder would have owned or have been entitled to receive after such record date or effective date if such Warrant had been exercised immediately prior to such record date or effective date.

                 (b) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of evidences of its indebtedness or assets (including cash, cash dividends, and securities, but excluding (i) dividends referred to in Section 1.4(a), (ii) distributions referred to in
Section 1.4(f) and (iii) cash dividends out of surplus of the Company), the number of Warrant Shares purchasable upon an exercise of each Warrant after such record date shall be adjusted to equal the product obtained by multiplying the number of Warrant Shares purchasable upon an exercise of each Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Warrant Exercise Price immediately prior to such distribution, and the denominator of which shall be the Warrant Exercise Price immediately prior to such distribution less the fair market value per share as determined by an investment banking firm other than CR or Principal that is reasonably acceptable to the Registered Holder (the cost of the engagement of said investment banking firm to be borne by the Company) of the portion of the assets or evidences of indebtedness so distributed. Such adjustment shall be made successively whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution. If such distribution is not made, the number of Warrant Shares into which each Warrant is exercisable shall again be adjusted to be such number of Warrant Shares in effect if the distribution had not been made.

                 (c) No adjustment in the number of Warrant Shares purchasable under this Agreement shall be required unless such adjustment would require an increase or decrease of at least one-tenth of one percent (.1%) in such number of Warrant Shares; provided that any adjustments which by reason of this Section 1.4(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 1.4 shall be made to the nearest hundredth of one percent.





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
                 (d) The Warrant Exercise Price in effect immediately prior to any adjustment of the number of Warrant Shares into which each Warrant is exercisable shall be simultaneously adjusted (but not below the par value of the Common Stock) by multiplying the Warrant Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares so purchasable immediately after such adjustment.

                 (e) In the event of any capital reorganization of the Company, (other than an event referred to in Section 1.4(a)), or in case of the consolidation of the Company with, the merger of the Company with or into or the sale of all or substantially all of the properties and assets of the Company to any other person, and in connection therewith consideration is payable to holders of Common Stock (or other securities or property purchasable upon exercise of the Warrants) in exchange therefor, the Warrants shall remain subject to the terms and conditions set forth in this Agreement and each Warrant shall, after such capital reorganization, consolidation, merger or sale be exercisable for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled if such Warrant had been exercised immediately prior to such capital reorganization, reclassification of such Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Agreement with respect to the rights and interests thereafter of the Registered Holder of such shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of such Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to each Registered Holder the shares of stock, securities or assets to which such Registered Holder may be entitled pursuant to this Section 1.4(e).

                 (f) Notwithstanding the Section 1.4 (e), (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, then the Registered Holders of Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event, less the Warrant Exercise Price. Upon receipt of such payment, if any, the rights of Registered Holder shall terminate and cease and such Registered Holder's Warrants shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of





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
surrendered Warrant Certificates, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Registered Holder surrendering such Warrants.

                 (g) If any question shall at any time arise with respect to the adjusted number of Warrant Shares, such question shall be determined by the independent firm of certified public accountants of recognized national standing selected by the Company and approved by the Registered Holder.

         SECTION 1.5. Notices to Registered Holders. Upon any adjustment of the Warrant Exercise Price of any Warrant pursuant to Section 1.4, the Company shall promptly, but in any event within thirty (30) days thereafter, cause to be given to each Registered Holder by first class mail, postage prepaid, a certificate signed by the Company's Financial Officer setting forth the Warrant Exercise Price as so adjusted and the number of Warrant Shares issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as part of the notice required to be mailed under the other provisions of this Section 1.5.

                 In the event:

                 (a) that the Company shall authorize the issuance to all holders of its Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

                 (b) that the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets; or

                 (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                 (d) of the voluntary dissolution, liquidation or winding up of the Company; or

                 (e) that the Company proposes to take any other action which would require an adjustment of the Warrant Exercise Price of the Warrants issued by it pursuant to Section 1.4;

then the Company shall cause to be given to each Registered Holder, at least twenty (20) days prior to the applicable record date hereinafter specified, by first class mail, postage prepaid, a





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
written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         SECTION 1.6. Reservation and Issuance of Warrant Shares. (a) The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

                 (b) The Warrants have been duly and validly authorized by the Company and upon delivery to you in accordance with this Agreement will be duly issued and legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally.

                 (c) Before taking any action which would cause an adjustment pursuant to Section 1.4 hereof reducing the Warrant Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Warrant Exercise Price as so adjusted.

                 (d) The Company covenants that all Warrant Shares issued by it will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes with respect to the issuance thereof and free from all liens.

         SECTION 1.7. Restrictions on Transfer. Each of CR and Principal understands and agrees that the Warrants and Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that accordingly, they will not be fully transferable except as permitted under various exemptions contained in the Securities Act, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. Each of CR and Principal acknowledges that it must bear the economic risk of its investment in the Warrants and Warrant Shares for an indefinite period of time (subject, however, to the Company's obligations with respect to the Company's obligation to register the Registrable Securities (as defined herein) pursuant to Article II hereof) since they have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. Absent an effective notification under Regulation A or a registration statement under the Securities Act covering the disposition of the Warrants and Warrant Shares, neither CR nor Principal will sell, transfer, assign, pledge, hypothecate or





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
otherwise dispose of any or all of the Warrants or Warrant Shares without first providing the Company with an opinion of counsel to the effect that such sale, transfer, assignment, pledge, hypothecation or other disposition will be exempt from the registration and prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable state securities laws.

         SECTION 1.8.     Registration, Transfer and Exchange of Certificates.
(a) The Company shall maintain at the offices of Company as set forth on the signature pages of this Agreement, a register for registration of the Warrants and Warrant Certificates and transfers thereof (the "Warrant Register"). On the Closing Date, the Company shall register the outstanding Warrants and Warrant Certificates in the name of CR and Principal in their respective amounts. The Company may deem and treat the Registered Holder as the absolute owner of the Warrants registered to such holder and (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the Registered Holder, and for all other purposes.

                 (b)      Upon satisfaction of each condition set forth in
Section 1.7 hereof, the Company shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Company at the offices of Company as set forth on the signature pages of this Agreement, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the Registered Holder or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be cancelled.
If less than all the Warrants evidenced by a Warrant Certificate(s) surrendered for transfer are to be transferred, a new Warrant Certificate(s) shall be issued to the Registered Holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

                 (c) Warrant Certificates may be exchanged at the option of the Registered Holder thereof, when surrendered to the Company at the offices of Company as set forth on the signature pages of this Agreement, for a new Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled.

                 (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith.

         SECTION 1.9. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and, if requested,





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
indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate.


                                   ARTICLE II

                              REGISTRATION RIGHTS

         SECTION 2.1. Demand Registration. Upon the request of one or more holders of Registrable Securities at any time during the Warrant Exercise Period, the Company shall promptly file and use its best efforts to cause to become effective an appropriate registration statement under the Securities Act covering such number of Registrable Securities as such holders shall request and to register the sale of such Registrable Securities so that such Registrable Securities may be sold at such times and in such manner as the holders thereof shall determine, provided, that holders of Registrable Securities may effect such demand registration only one time and provided further, that such demand registration right shall terminate upon the registration for sale to the public of the Warrants, or the common stock underlying such warrants, issued by the Company to Summit Partners Management Co. Registrations under this Section 2.1 shall be on such appropriate registration form of the Securities and Exchange Commission (the "Commission")
(i) as shall be selected by holders of a majority of the Registrable Securities so to be registered and (ii) as shall permit the disposition of such Registrable Securities in accordance with the method or methods of disposition desired by such holders. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request. If the registration pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters shall be selected by the holders of a majority of Registrable Securities to be included in such registration.

         SECTION 2.2. Piggyback Registration. (a) If the Company at any time during the Warrant Exercise Period proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8, S-4 or any successor similar forms or any other form not available for registering the Registrable Securities) for sale to the public, whether or not for sale for its own account, it will each such time, at least 30 days prior to filing the registration statement, give written notice to all holders of Registrable Securities (as defined herein) of its intention to do so. Upon the written request of any such holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders of such Registrable Securities, to the extent required to permit the disposition of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such





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
registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration but not from its obligation to grant such piggyback registration in any subsequent registration by the Company, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this
Section 2.2, for the same period as the delay in registering such other securities, and provided further, that holders of Registrable Securities may effect such piggyback registration only one time.

                 (b) If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing, whether or not the Registrable Securities so requested to be registered for sale for the account of holders of Registrable Securities are also to be included in such underwritten offering, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company may include in such offering all securities proposed by the Company to be sold for its own account and may decrease the number of Registrable Securities and other securities of the Company requested to be included in such registration by decreasing the number of Registrable Securities and other securities of the Company requested to be included in such registration (pro rata on the basis of the number of shares of such securities held by such person immediately prior to the filing of the registration statement with respect to such registration) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter.

         (c) Except as otherwise provided in this Section 2.2, all expenses incurred in connection with each effective registration pursuant to Section 2.1 or Section 2.2 (excluding in each case underwriter's discounts and commissions applicable to Registrable Securities), including, without limitation, in each case, all registration, filing and National Association of Securities Dealer fees; all fees and expenses of complying with securities or blue sky laws; all word processing, duplicating and printing expenses, messenger, delivery and shipping expenses; fees and disbursements of the accountants and counsel for the Company including the expenses of any special audits or "cold comfort" letters or opinions required by or incident to such registrations; and the premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities; and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding underwriting discounts and commissions, if any) shall be borne by the Company. In all cases, each holder of Registrable Securities shall pay the underwriter's discounts and commissions applicable to the securities sold by such holder.





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
         SECTION 2.3. Registration Procedures. If and whenever the Company is required to use reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 and
Section 2.2, the Company will, subject to the limitations provided herein, as expeditiously as possible:

                 (a) prepare and (as soon thereafter as possible or in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company or such longer period as the Company shall in good faith require to produce the financial statements required in connection with such registration) file with the Commission the requisite registration statement to effect such registration and thereafter use reasonable efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

                 (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that the Company shall not in any event be required to keep the registration statement effective for a period of more than nine months after such registration statement becomes effective;

                 (c) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, and such other documents, as such seller may reasonably request;

                 (d) use its reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect (provided, however, that the Company shall not in any event be required to keep such registration or qualification in effect for a period of more than nine months after such registration or qualification becomes effective), and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;





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
                 (e) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States Federal or state governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                 (f) furnish to each seller of Registrable Securities a copy, or, upon request, a signed counterpart, addressed and the underwriters, if any, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as the underwriters, if any, may reasonably request;

                 (g) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                 (h) otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller, upon request of such seller, at least five days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have delivered to the Company an opinion of counsel that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                 (i) provide and cause to be maintained a transfer agent for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                 (j) use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Registrable Securities is then listed; and

                 (k) refrain from making any sale or distribution of any equity securities of the Company, except pursuant to any employee stock option plan and any preexisting agreement for the sale of such securities, for at least ninety (90) days after the closing of the public offering pursuant to such registration.

         It shall be a condition precedent to the obligations of the Company to take any action with respect to registering a holder's Registrable Securities pursuant to this Section 2.3 that such seller of Registrable Securities as to which any registration is being effected furnish the Company in writing such information regarding such seller, the Registrable Securities and other securities of the Company held by such seller, and the distribution of such securities as the Company may from time to time reasonably request in writing. If a holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Company may exclude such holder's Registrable Securities from the registration statement if the Company provides such holder with an opinion of counsel to the effect that such information must be included in the registration statement and such holder thereafter continues to withhold such information. The deletion of such holder's Registrable Securities from a registration statement shall not affect the registration of the other Registrable Securities to be included in such registration statement.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(g), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         SECTION 2.4. Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.1 or Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.1 or
Section 2.2 and subject to the provisions of Section 2.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder owning the securities to be distributed by such underwriters. In such event, the holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters. Any such holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities or other securities of the Company, such holder's intended method of distribution and any representations, warranties or agreements required by law.

         SECTION 2.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, their underwriters, if any, and one counsel or firm of counsel and one accountant or firm of accountants representing all the holders of Registrable Securities to be registered under such registration statement, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         SECTION 2.6. Indemnification. (a) In the event any Registrable Securities are included in a registration statement under this Section 2, to the extent permitted by law, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises solely out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation thereof, and provided further that the Company shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

                 (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) each underwriter, each person who controls such underwriter within the meaning of the Securities Act, the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided that such prospective seller shall not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of any underwriter, the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller. In no event shall the liability of any selling holder of Registrable Securities under this Section 2.6(b) be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                 (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties shall exist in respect of such claim, the indemnifying parties shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                 (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

                 (e) Indemnification Payments. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                 (f) Contribution. If the indemnification provided for in this Section 2.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.6(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.6(f), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason on such untrue or alleged untrue statement or omission or alleged omission, and no selling holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling holder were offered to the public exceeds the amount of any damages which such selling holder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 If indemnification is available under this Section 2.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.6(a) through Section 2.6(e) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 2.6(f).

         SECTION 2.7. Reporting Requirements Under Securities Exchange Act of 1934. (a) When it is first legally required to do so, the Company shall register its Common Stock under Section 12 of the Exchange Act (as hereinafter defined) and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file.

                 Immediately upon becoming subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish any holder of Registrable Securities (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy or the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as such holder may reasonably request in availing itself of an exemption for the sale of Registrable

Securities without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this
Section 2.7 are (i) to enable any such holder to comply with the current public information requirement contained in Paragraph (c) of Rule 144 under the Securities Act should such holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (ii) to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

         SECTION 2.8. Shareholder Information. The Company may require each holder of Registrable Securities as to which any registration is to be effected pursuant to this Section 2 to furnish the Company such information in writing with respect to such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

         SECTION 2.9. Forms. All references in this Agreement to particular forms of registration statements are intended to include, and shall be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

         SECTION 2.10. Registrable Securities. As used in this Agreement, "Registrable Securities" shall mean the Warrants, the shares of Common Stock issuable upon exercise of the Warrants, and any shares of Common Stock issued in respect of such shares (due to stock splits, stock dividends, reclassifications, recapitalizations, or similar events).


                                  ARTICLE III

                                 MISCELLANEOUS

         SECTION 3.1. Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

         SECTION 3.2. Assignment. This Agreement nor any right or obligation created hereby shall be assignable by the Company. CR or Principal may assign their respective rights and obligations to a transferee pursuant to
Section 1.8.

         SECTION 3.3. Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by telecopier. Such notice may be deemed received on the date on which it is hand-delivered or telecopied or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

                 If to CR:                 Cruttenden Roth Incorporated
                                           18301 Von Karman
                                           Irvine, California  92612
                                           Attention:  William A. Owen
                                           Telecopy:  (714) 852-9603

                 with a copy to:           Gardere & Wynne, L.L.P.
                                           3000 Thanksgiving Tower
                                           1601 Elm Street
                                           Dallas, Texas  75201-4761
                                           Attention:  Katherine M. Seaborn
                                           Telecopy:  (214) 999-4667

                 If to Principal:          Principal Financial Securities, Inc.
                                           701 Fourth Avenue, South
                                           11th Floor
                                           Minneapolis, Minnesota  55415
                                           Attention:  Stuart H. Mason
                                           Telecopy:  (612) 342-0593

                 with a copy to:           Gardere & Wynne, L.L.P.
                                           3000 Thanksgiving Tower
                                           1601 Elm Street
                                           Dallas, Texas  75201-4761
                                           Attention:  Katherine M. Seaborn
                                           Telecopy:  (214) 999-4667

                 If to the Company:        ErgoBilt, Inc.
                                           5000 Quorum Drive, Suite 147
                                           Dallas, Texas  75240
                                           Attention:  Chief Executive Officer
                                           Telecopy:  (972) 392-9719
                with a copy to:           Wolin, Fuller, Ridley & Miller, L.L.P.
                                          3100 Bank One Center
                                          1717 Main Street
                                          Dallas, Texas  75201-4681
                                          Attention:  Norman R. Miller
                                          Telecopy:  (214) 939-4949

         Any party may change its address for notice by written notice given to the other parties.

         SECTION 3.4. Entire Agreement. This Agreement and the exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that any obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this
Section 3.4.

         SECTION 3.5. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees) except that each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the other parties and successfully (a) enforcing any of the terms of this Agreement, or (b) proving that the other parties breached any of the terms of this Agreement. Fees and expenses arising out of the registration of any Registrable Securities shall be borne by the Company as set forth in
Section 2.2(c).

         SECTION 3.6. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 3.7. Governing Law and Venue. The parties acknowledge and agree that this Agreement and the obligations and undertakings of the parties hereunder will be performable in Irvine, Orange County, California. This Agreement shall be governed by and construed in accordance with, the laws of the State of California. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Orange County, California.

         SECTION 3.8. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         SECTION 3.9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                            ERGOBILT, INC.




                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:
                                            Address:
                                                    ----------------------------

                                            ------------------------------------

                                            ------------------------------------


                                            CRUTTENDEN ROTH INCORPORATED




                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:


                                            PRINCIPAL FINANCIAL SECURITIES, INC.




                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT A

                          FORM OF WARRANT CERTIFICATE

THE OFFER AND SALE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON AN EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR TRANSFER OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON AN EXERCISE OF SUCH WARRANTS ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A WARRANT PURCHASE AGREEMENT BY AND AMONG THE COMPANY, CRUTTENDEN ROTH INCORPORATED AND PRINCIPAL FINANCIAL SECURITIES, INC., DATED AS OF _________________, 1997, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS. TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE WARRANT PURCHASE AGREEMENT.


No. W-1                                                          75,000 Warrants

                              WARRANT CERTIFICATE

         This Warrant Certificate ("Warrant Certificate") certifies that Cruttenden Roth Incorporated, a California corporation ("CR"), or registered assigns, is the Registered Holder of Seventy-Five Thousand (75,000) Warrants ("Warrants") to purchase Common Stock of ErgoBilt, Inc., a Texas corporation (the "Company"). Each Warrant entitles the holder, subject to the conditions set forth herein and in the Warrant Purchase Agreement referred to below, to purchase from the Company at any time during the Warrant Exercise Period, one fully paid and nonassessable share of the Common Stock of the Company (the "Warrant Shares") at a price per Warrant Share (the "Warrant Exercise Price") equal to 120% of the initial offering price to the public of shares sold in the Offering, subject to adjustment as provided in Section 1.4 of the Warrant Purchase Agreement, payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the form of Election to Purchase on the reverse hereof, and payment of the Warrant Exercise Price to the Company, at its offices located at 5000 Quorum Drive, Dallas, Texas 75240, or at such other address as the Company may specify in writing to the Registered Holder of the Warrants evidenced hereby (the "Warrant Office"). The Warrant Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment during the Warrant Exercise Period upon the occurrence of certain events as set forth in Section 1.4 of the Warrant Purchase Agreement.





                               EXHIBIT A - PAGE 1

         No Warrant may be exercised after 5:00 P.M., Dallas, Texas time, on the final day of the Warrant Exercise Period. All rights of the Registered Holder of the Warrants shall cease after 5:00 P.M., Dallas, Texas time, on such date.

         The Company may deem and treat the Registered Holder of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Warrant Certificates, when surrendered at the office of the Company at the above-mentioned address by the Registered Holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Purchase Agreement, but without payment of any service charge, for a new Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company at the above-mentioned address and subject to the conditions set forth on this Certificate and in Sections 1.7 and
1.8 of the Warrant Purchase Agreement, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the Registered Holder hereof, subject to the limitations provided in the Warrant Purchase Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Purchase Agreement, dated as of ___________, 1997 (the "Warrant Purchase Agreement"), among the Company, CR and Principal Financial Securities, Inc. Said Warrant Purchase Agreement is hereby incorporated by referenced in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.




                                              ERGOBILT, INC.


                                              By:
                                                 ------------------------------
                                              Title:
                                                    ---------------------------





                               EXHIBIT A - PAGE 2

                          FORM OF ELECTION TO PURCHASE

                   (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Company in the amount of $_______ in accordance with the terms hereof in payment for the Warrant Shares. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ______________________________ whose address is _______________________________________ and that such certificate be delivered to _____________________________ whose address is
__________________________________.  If said number of Warrant Shares is less than all of the Warrant Shares purchased hereunder, the undersigned requests that a new Warrant Certificate be registered in the name of ______________ whose address is _______________________________________ and that such Warrant
Certificate is to be delivered to ____________________________ whose address is
_______________________________________.





                                     Signature:
                                               --------------------------------
                                     (Signature must conform in all respects to name as specified on the face of the Warrant Certificate.)


Date:
     --------------------------------





                               EXHIBIT A - PAGE 3

                                   EXHIBIT B

                          FORM OF WARRANT CERTIFICATE

THE OFFER AND SALE OF THE WARRANTS EVIDENCED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON AN EXERCISE OF SUCH WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SALE OR TRANSFER OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON AN EXERCISE OF SUCH WARRANTS ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A WARRANT PURCHASE AGREEMENT BY AND AMONG THE COMPANY, CRUTTENDEN ROTH INCORPORATED AND PRINCIPAL FINANCIAL SECURITIES, INC., DATED AS OF _________________, 1997, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS. TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS SET FORTH IN THE WARRANT PURCHASE AGREEMENT.


No. W-2                                                          75,000 Warrants

                              WARRANT CERTIFICATE

         This Warrant Certificate ("Warrant Certificate") certifies that Principal Financial Securities, Inc., a Texas corporation ("Principal"), or registered assigns, is the Registered Holder of Seventy-Five Thousand (75,000) Warrants ("Warrants") to purchase Common Stock of ErgoBilt, Inc., a Texas corporation (the "Company"). Each Warrant entitles the holder, subject to the conditions set forth herein and in the Warrant Purchase Agreement referred to below, to purchase from the Company at any time during the Warrant Exercise Period, one fully paid and nonassessable share of the Common Stock of the Company (the "Warrant Shares") at a price per Warrant Share (the "Warrant Exercise Price") equal to 120% of the initial offering price to the public of shares sold in the Offering, subject to adjustment as provided in Section 1.4 of the Warrant Purchase Agreement, payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the form of Election to Purchase on the reverse hereof, and payment of the Warrant Exercise Price to the Company, at its offices located at 5000 Quorum Drive, Dallas, Texas 75240, or at such other address as the Company may specify in writing to the Registered Holder of the Warrants evidenced hereby (the "Warrant Office"). The Warrant Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment during the Warrant Exercise Period upon the occurrence of certain events as set forth in Section
1.4 of the Warrant Purchase Agreement.





                               EXHIBIT B - PAGE 1

         No Warrant may be exercised after 5:00 P.M., Dallas, Texas time, on the final day of the Warrant Exercise Period. All rights of the Registered Holder of the Warrants shall cease after 5:00 P.M., Dallas, Texas time, on such date.

         The Company may deem and treat the Registered Holder of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         Warrant Certificates, when surrendered at the office of the Company at the above-mentioned address by the Registered Holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Purchase Agreement, but without payment of any service charge, for a new Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the office of the Company at the above-mentioned address and subject to the conditions set forth on this Certificate and in Sections 1.7 and
1.8 of the Warrant Purchase Agreement, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the Registered Holder hereof, subject to the limitations provided in the Warrant Purchase Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Purchase Agreement, dated as of ___________, 1997 (the "Warrant Purchase Agreement"), among the Company, Cruttenden Roth Incorporated and Principal. Said Warrant Purchase Agreement is hereby incorporated by referenced in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.




                                              ERGOBILT, INC.


                                              By:
                                                 ------------------------------
                                              Title:
                                                    ---------------------------





                               EXHIBIT B - PAGE 2

                          FORM OF ELECTION TO PURCHASE

                   (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Company in the amount of $_______ in accordance with the terms hereof in payment for the Warrant Shares. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ______________________________ whose address is _______________________________________ and that such certificate be delivered to _____________________________ whose address is
__________________________________.  If said number of Warrant Shares is less than all of the Warrant Shares purchased hereunder, the undersigned requests that a new Warrant Certificate be registered in the name of ______________ whose address is _______________________________________ and that such Warrant
Certificate is to be delivered to ____________________________ whose address is
_______________________________________.





                                   Signature:
                                             ----------------------------------
                                   (Signature must conform in all respects to name as specified on the face of the Warrant Certificate.)


Date:
     --------------------------------------





                               EXHIBIT B - PAGE 3